Exhibit 99.1

Chase Corporation Enters Definitive Agreement to be Acquired by KKR for $1.3 Billion

Shareholders to Receive $127.50 Per Share in Cash

WESTWOOD, MA and NEW YORK– July 21, 2023 – Chase Corporation (“Chase” or the “Company”) (NYSE American: CCF), a leading global manufacturer of protective materials for high-reliability applications across diverse market sectors, today announced that it has entered into a definitive agreement to be acquired by an affiliate of investment funds managed by KKR, a leading global investment firm (as applicable, “KKR”). The all-cash transaction is valued at approximately $1.3 billion, including the assumption of debt.

Under the terms of the agreement, KKR will acquire all outstanding shares of Chase common stock for $127.50 per share in cash, delivering substantial value to shareholders. The transaction value implies a valuation of approximately 13 times trailing-twelve-months EBITDA.

“At Chase, we have always been deeply committed to continuously improving our operating performance while providing an outstanding customer experience. In KKR, Chase has found the right strategic partner with strong cultural alignment combined with the experience and resources to help support our mission and drive future growth,” said Adam P. Chase, President and Chief Executive Officer of Chase Corporation.

“Over its nearly 80-year history, Chase has established itself as a leader in highly-engineered protective materials and built a portfolio of trusted brands, while delivering outstanding customer service,” said Josh Weisenbeck, a KKR Partner who leads KKR’s Industrials investment team. “We look forward to supporting Chase on its next phase of growth through developing exciting new products, executing upon strategic acquisitions, and serving customers in growing end-markets, including critical applications in electronics, fiber optics and electric grid infrastructure.”

KKR is making its investment in Chase through its North America Fund XIII. The investment builds on KKR’s deep experience investing in industrial businesses with technical, materials science capabilities, including Minnesota Rubber and Plastics, Charter Next Generation and Hyperion Materials & Technologies.

Following the close of the transaction, KKR will support Chase in creating an equity ownership program to provide all employees the opportunity to participate in the benefits of ownership of the Company. This strategy is based on the belief that employee engagement is a key driver in building stronger companies. Since 2011, KKR portfolio companies have awarded billions of dollars of total equity value to over 60,000 non-management employees across more than 30 companies.

Transaction Approvals and Timing

The Board of Directors of Chase Corporation (the “Board”) has unanimously approved the transaction and recommends that shareholders vote in favor of the transaction. The transaction is expected to close in the fourth quarter of 2023, subject to the receipt of approval from the Company’s shareholders and certain required regulatory approvals, as well as the satisfaction of other customary closing conditions. The all-cash transaction is not subject to financing conditions.

Peter Chase, Adam Chase, Mary Chase and the Edward L. Chase Trust, collectively holding approximately 26% of the outstanding shares of Chase Corporation common stock, have entered into a support agreement pursuant to which they have agreed, among other things, to vote their shares in favor of the transaction.

Once the transaction is complete, Chase will be a privately held company wholly owned by an affiliate of KKR’s investment funds and will no longer have its common stock listed on any public market.

Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed transaction between Chase and KKR. In connection with this proposed transaction, Chase may file one or more proxy statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document Chase may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CHASE ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of Chase as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Chase through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Chase will be available free of charge on Chase’s internet website at https://chasecorp.com/investor-relations/ or by contacting Chase’s primary investor relation’s contact by email at investorrelations@chasecorp.com or by phone at 781-332-0700.

Participants in Solicitation

Chase, KKR, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Chase is set forth in its Annual Report on Form 10-K for the fiscal year ended August 31, 2022, which was filed with the SEC on November 10, 2022, its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on December 22, 2022, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements about Chase’s ability to consummate the proposed transaction and the expected benefits of the proposed transaction, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the failure to obtain the required vote of Chase’s shareholders, (ii) the timing to consummate the proposed transaction, (iii) the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, (iv) the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, (v) the diversion of management time on transaction-related issues, (vi) risks related to disruption of management time from ongoing business operations due to the proposed transaction, (vii) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Chase, (viii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Chase to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (ix) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee, (x) unexpected costs, charges or expenses resulting from the Merger, (xi) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability, (xii) challenges encountered by the Company in the execution of restructuring programs, (xiii) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Chase’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Chase’s Annual Report on Form 10-K for the year ended August 31, 2022 and in the Company’s other filings with the SEC.

These forward-looking statements speak only as of the date of this communication, and Chase does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of the Company.

Advisors

Perella Weinberg Partners LP and Davis Polk & Wardwell LLP are serving as advisors to Chase. KKR is advised by Goldman Sachs and Kirkland & Ellis LLP.

About Chase Corporation

Chase Corporation, a global specialty chemicals company that was founded in 1946, is a leading manufacturer of protective materials for high-reliability applications throughout the world. More information can be found on our website https://chasecorp.com/

About KKR

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Contacts:

For Chase Corporation

Investor & Media Contact:

Jackie Marcus or Ashley Gruenberg

Alpha IR Group

Phone: (617) 466-9257

E-mail: CCF@alpha-ir.com

Shareholder & Investor Relations Department:

Phone: (781) 332-0700

E-mail: investorrelations@chasecorp.com

For KKR

Liidia Liuksila or Miles Radcliffe-Trenner

(212) 750-8300

media@kkr.com